CD International Enterprises Receives a Purchase Order of 240,000 Tons, Valued at Approximately $350 Million, of Copper Concentrate for a Period of 24 Months

DEERFIELD BEACH, Florida – December 2, 2015 - CD International Enterprises, Inc. (“CD International”) (OTC: CDII), a U.S.-based company that sources and distributes industrial commodities in China and the Americas and provides business and management corporate consulting services, today announced that Capital Resources Management Corporation, a wholly owned subsidiary of CD International, has received a purchase order of copper concentrate for 240,000 tons over 24 months.

Per the purchase order, CD International will source 10,000 tons of copper concentrate per month over a period of 24 months.  With today’s spot price of copper, the purchase order has a value at approximately $350 million.  Management plans to source copper concentrate in Chile and Peru and expects to start delivery in 2016.  In order to finance the transaction, we will use a transferable Letter of Credit issued by our buyer and transfer a portion of the Letter of Credit to our supplier to complete the transaction.  The transaction will not need any extra financing.

Dr. James Wang, Chairman and CEO of CD International commented on the agreement, “we are very excited with this purchase order.  We have delivered copper concentrate from Chile and Bolivia to China in the past several years. In order to fulfill a niche market and facilitate smooth transactions, we have been working very hard in the past several years to strategically place ourselves between our suppliers in South America and our buyers in China.  We believe a successful completion of this transaction will fundamentally change our company’s future for years to come.”

About CD International Enterprises, Inc.

CD International Enterprises, Inc. (OTC: CDII), is a U.S.-based company that sources and distributes industrial commodities in China and the Americas and provides business and management corporate consulting services.  For more information about CD International, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, CD International Enterprises, Inc. (“CDII”) is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act).  Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding CDII and the completion of agreements with other potential investors and partners for this effort, our ability to arrange financing, our expectations regarding profits, if any, and future operating results of CDII and growth in our operations.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

Contact:

CD International Enterprises, Inc.
Peisha Shen
Phone: 1-954-363-7333, Ext. 325
Email: peisha.shen@cdii.net